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                     [Letterhead of Irell & Manella LLP]


                                                                     Exhibit 5.1
                                                                     -----------

                               November 18, 1996

Interactive Flight Technologies, Inc.
4041 N. Central Avenue, Suite 2000
Phoenix, Arizona  85012

      Re:  Registration Statement on Form S-3
           ----------------------------------

Ladies and Gentlemen:

      We have examined the Amendment No. 2 to Registration Statement on Form S-3, filed by you with the Securities Exchange Commission (the "Commission") on November 18, 1996, (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of the resale (in Offering #1 of the Registration Statement) of 294,250 of your redeemable Class B Warrants (the "Warrants"), and the sale and issuance (in Offerings #1 and #2 of the Registration Statement) of 10,609,446 shares of your Class A Common Stock underlying all of the outstanding redeemable Class B Warrants (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings proposed taken and proposed to be taken in connection with said sale and issuance of the Warrants and the Shares and such other matters and documents as we have deemed necessary or relevant as a basis for this opinion.

      It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Warrants are (and the Shares, when issued and sold in the manner described in the Registration Statement, will be) legally and validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the proxy statement/prospectus constituting a part thereof, and any amendment thereto. This opinion is furnished to you in connection with the registration of the Shares, is solely for your benefit and may not be relied upon by, nor copies delivered to, any other person or entity without our prior written consent.

                                       Very truly yours,


                                       IRELL & MANELLA LLP